SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 30, 2009

Date of Report (Date of earliest event reported)

Northern California Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-27666	77-0421107
(Commission File Number)	(IRS Employer Identification No.)

601 Munras Avenue	93940
(Address of Principal Executive Office)	(Zip Code)

831-649-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Information.

On November 30, 2009, Northern California Bancorp, Inc. (the “Company”), Monterey County Bank, the Company’s wholly-owned bank subsidiary, and Mr. Charles T. Chrietzberg, Jr., the Company’s Chief Executive Officer and President, entered into a Settlement Agreement and Release (the “Agreement”) with Golden State Bank, a California state-chartered bank, to end without payment of any settlement all outstanding litigation among the parties relating to loan participations purchased by Golden State Bank from Monterey County Bank.

Under the terms of the Agreement, except as to Monterey County Bank’s claim for reimbursement of the sum of $58,402 advanced on Golden State Bank’s behalf under the loan participations, each party has agreed to release the other parties from all rights, claims and actions that party may now have, whether known or unknown, against the other parties relating to or arising from these loan participations without the payment of any settlement and each party will bear their own costs and fees incurred in connection with the arbitration and litigation of this matter.  In addition, each party has agreed to immediately notify the American Arbitration Association, the arbitrator in this matter, that their claims against the other parties have been settled and to make the appropriate filings with the court to dismiss with prejudice their claims against the other parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2009	NORTHERN CALIFORNIA BANCORP, INC.

	By:	/s/ Charles T. Chrietzberg, Jr.
Charles T. Chrietzberg, Jr.
Chief Executive Officer and President